EXHIBIT 10.5

Master Software Development Agreement Software Development Agreement

This Software Development Agreement is made on March 1oth, 2020 (the “Effective Date”) between Teknowland Inc., a California corporation with its principal place of business located at 1551 McCarthy Blvd, Milpitas, CA 95035 (the “Developer”), and Creative Learning Corporation, a Delaware corporation with its principal place of business located at P.O. BOX 3402, Boise, ID 83711 (the “Customer”).

WHEREAS, the Client has conceptualized the development and maintenance of the online Franchise Management Tool, Website/Mini Site and any new software tool (the “Software System Software, Application Software, Programming Languages”), and the Developer is a contractor with whom the Client has come to an agreement to enhance, develop and maintain the Software. The Software will not include any new development and maintenance for an online subscription model portal.

The parties agree as follows:

1.	Definitions. In addition to the terms defined above, the following definitions apply:

1.	“Confidential Information” means all non-public and business-related information, written or oral, that the Customer discloses or makes available to the Developer, directly or indirectly, through any means of communication or observation.
2.	“Software” means Customer’s web-based Franchise Management Tool, Website/Min Site and any new software tools., and all associated documentation and other instructions.
3.	“Specifications” has the meaning given to it in section 3.1.

2.	Software Development Services. The Customer engages the Developer, and the Developer agrees, to perform services for the Customer to develop, modify, improve, deliver and install the Software in accordance with the terms of this agreement.

3.	Developer’s Duties and Responsibilities

1.	Specifications. The Customer shall define the specifications, requirements, and deliverables (the “Specifications”) with input from the Developer to make sure each specification conforms to the Developer’s written guidelines. Each specification must be able to be worked Independently. The goals of all specifications must be Negotiable. Every specification must be Estimable by the Developer. Scope of specifications should be Small to Medium for lowering the risk associated with changes to code. Tests must be defined for every functional requirement. Finally, Example cases and outcomes must be defined when possible.
2.	Development. The Developer shall design, develop, modify, improve and install the Software in accordance with the Specifications.
3.	Delivery. The Developer shall grant the Customer access to the source code of the Software from the Effective Date of the agreement or as soon as practicable thereafter. The initial installation of the Software and any updates shall be installed as soon as is practicable and according to agreements between the Customer and Developer during periodic project management meetings.
4.	The developer acknowledges and agrees that the source code and the software shall, at all times both during and after the term of this agreement, belong exclusively to the Customer.
5.	Installation. The Developer will be responsible for conducting at least one installation of the Software and producing documentation outlining the steps required for the Customer to install the Software.

4.	Acceptance

1.	Acceptance Period. The Customer will have 14 days following each date of delivery OR installation to assess and test the Software.
2.	Completion. If the Developer delivers the Software in accordance with the Specifications, then the Developer will be deemed to have completed its delivery obligations.
3.	Rejection. If the Developer fails to deliver the Software in accordance with the Specifications, the Customer shall detail in writing its grounds for rejection using the Jira tool. In that case, the Developer shall use reasonable efforts to correct the Software, in which case upon delivery of the corrected Software, the process of acceptance testing will restart.
4.	Continued Failure. If the Developer’s corrections fail to deliver the Software in accordance with the Specifications, then the Customer may elect to terminate this agreement or adjust the Specifications accordingly.

5.	Change Orders

1.	Changes. The Customer may at any time request changes to the Specifications. Changes must be submitted in writing into the Developer’s issue tracking system (JIRA), or to the Developer’s project management contact.
2.	Additional Time. If the proposed change will, in the Developer’s reasonable opinion, require a delay in the delivery OR installation of the Software, then the Customer and the Developer shall confer. The Customer may in that case elect to either:
1.	withdraw its proposed change, or
2.	require the Developer to deliver the Software with the proposed change, subject to the delay.

6.	Training

1.	Scope. The Developer shall provide the Customer with training on how to use the Software during weekly project management meetings. Additional training can be requested by the Customer.
2.	Dates and Locations. The Developer shall conduct the training on the dates and at the locations that the parties agree upon.

7.	Support and Maintenance

1.	The Customer may obtain support and maintenance services from the Developer from 6 am to 6 pm Pacific Time. Support will also be available over the weekends for any production defect that needs to be fixed.

8.	Fees and Expenses

1.	Fees. The Customer shall pay for four (4) Full time Developers according to a fixed monthly rate of $12,900 only.
2.	Expenses. The Customer shall reimburse the Developer for all reasonable travel expenses that are pre-approved by the Customer in writing.
3.	Payment Due Date. All fees under this agreement will be due and payable in full to the Developer no later than Thirty (30) days after the date of the Developer’s invoice.
4.	Late Payments. Any amount not paid when due will bear interest from the due date until paid at a rate equal to 5.0% annually. or the maximum allowed by law, whichever is less.

9.	Term. This agreement shall be for a period of six (6) months and automatically renew until the Developer has performed all its obligations under this agreement. Regardless, the Parties retain the right to terminate this agreement at anytime pursuant to Section 18 below.

10.	Representations. The Developer represents and warrants to the Customer as follows, acknowledging that the Customer is relying on these representations and warranties:

1.	Right to Assign. The Developer acknowledges and agrees that the Customer owns all right, title and interest in and to the software and the source code, including any and all improvements, modifications, developments, enhancements and other software developed for Customer.
2.	No Infringement. The Developer’s use of the Software will not infringe upon the intellectual property, contractual, or other proprietary or personal rights of any person.

11.	Warranties

1.	Limited Media Warranty. The Developer warrants that, for a period of 60 days following the termination of this agreement the Developer will be able to provide the Customer with a copy of the Software’s source code via Internet file transfer as soon as practicable and when given written notice. Developer will not retain any copies of the source code or any confidential information following the expiration or earlier termination of this agreement.
2.	Limited Support Warranty. For a period of 60 days following the delivery OR installation of the Software, the Developer shall perform its maintenance and support services consistent with generally accepted industry standards, but only if the Software is installed and operated in accordance with the Developer’s documentation and written other instructions.
3.	Limited Performance Warranty. The Developer warrants that, for a period of 60 days starting on the date of delivery OR installation of the Software, the Software will perform in accordance with the functional Specifications set forth in the documentation, but only if the Software is installed and operated in accordance with the Developer’s documentation and other written instructions.
4.	Disclaimer. The Developer does not warrant that the functions contained in the Software will meet the Licensee’s requirements or operate in the combination desired by the Licensee, or that the Software’s operation will be uninterrupted or error free. The Developer does not make and will not be liable for any warranties other than those expressly included in this agreement.

12.	Acknowledgments

1.	Independent Contractor. The Developer is an independent contractor. Nothing contained in this agreement creates a partnership, joint venture, employer/employee, principal-and-agent, or any similar relationship between the parties.
2.	Proprietary Rights. The parties acknowledge that the development of the Software is “work for hire” within the meaning of the Copyright Act of 1976, as amended on one or more occasions, and that the Software written under this agreement will be the Customer’s property.
3.	Consent to Use of Data. The Developer may collect and use technical information gathered as part of its support services but may only use this information to improve its products and services and for no other purpose. The Developer shall not disclose any of this information in a form that personally identifies the Customer or it clients.
4.	Government End Users. If the Software and related documentation are supplied to or purchased by or on behalf of the United States Government, then the Software is deemed to be “commercial software” as that term is used in the Federal Acquisition Regulation system. The rights of the United States will not exceed the minimum rights set forth in FAR 52.227-19 for “restricted computer software”. All other terms and conditions of this agreement otherwise apply.

13.	Confidentiality

1.	Confidentiality Obligations. During the term of this agreement for 25 years afterward, the Developer shall hold all Confidential Information in confidence in accordance with the terms of this agreement.
2.	Use Solely for Purpose. The Developer shall use the Confidential Information in accordance with, and solely for the purpose of providing its services under, the terms of this agreement.

14.	Source Code Management. Delivery and Update of Source Code. The Developer shall provide access to the source code to the Customer during the entire term of the agreement and maintain backups for a minimum of 90 days after the termination of the agreement. At all times during and after the term of this agreement, the source code does and will belong to the Customer. Developer must provide the source code to Customer at all times during the term of this Agreement, as well as upon termination or expiration of this agreement.

15.	Intellectual property rights. The Parties acknowledge and agree that the Customer will hold all intellectual property rights in the Software including, but not limited to, copyright and trade mark rights. The Developer agrees not to claim any such ownership in the Software’s intellectual property at any time prior to or after the completion and delivery of the Software to the Customer.

16.	Indemnification

1.	Developer’s Indemnity. The Developer shall indemnify the Customer and its officers, directors, employees, agents, and affiliates, against all claims, liability, costs, and expenses (including attorneys’ fees) arising from any third party claim or proceeding against the Customer
1.	based on any claim that the Software infringes or violates any intellectual or other property right, or
2.	that alleges any negligent act or omission or willful conduct of the Developer or its directors, officers, employees, agents, or affiliates.
3.	Developer’s breach of its obligation under this Agreement or violation of any application law, rule or regulation.

2.	Notice of Claim. The Customer shall give prompt written notice to the Developer of any claim or potential claim for indemnification under this agreement.

17.	Limitation of Liability

1.	Neither party will be liable for breach-of-contract damages that the breaching party could not reasonably have foreseen upon entering into this agreement.
2.	Neither party will be liable to the other for any indirect, special, punitive, exemplary or consequential damages, or incidental losses or damages of any kind, including, but not limited to, lost profits, lost savings or loss of use of facilities or equipment, regardless of whether arising from breach of contract, warranty, tort, strict liability or otherwise, even if advised of the possibility of such loss or damage, or if such loss or damage could have been reasonably foreseen.
3.	Developer’s liability for any negligent acts, errors, or omissions is limited to the Developer's insurance policy agreement.
4.	At all times during the term of this Agreement, the Developer shall maintain liability insurance policies in the minimum coverage and limit requirements [ General Liability $ 1,000,000 EACH OCCURRENCE| DAMAGE TO RENTED PREMISES (Ea occurrence) $1,000,000 | General Liability MED EXP (Any one person) $10,000 |PERSONAL & ADV INJURY $1,000,000 | GEN'L AGGREGATE LIMIT APPLIES PER: GENERAL AGGREGATE $2,000,000 | Product and Completed Operations $2,000,000 | Workers Compensation EACH ACCIDENT $1,000,000]. Developer will cause the Customer to be named as an additional insured under such policies and will provide to Customer on an annual basis and also upon request from Customer, a copy of Developer Certificate of Insurance establishing Developer's compliance with its obligations under this Agreement. Developer’s failure to comply with its obligations under this Section will be deemed a material default giving Customer the right to terminate this Agreement if not cured within 5 business days following Developer’s receipt of written notice from Customer.

18.	Termination

1.	Termination upon Notice. Either party may terminate this agreement for any reason upon 30 days’ notice to the other party.
2.	Termination for Cause. If either party
1.	commits a material breach or material default in the performance or observance of any of its obligations under this agreement, and
2.	the breach or default continues for a period of 30 days after delivery by the other party of written notice reasonably detailing such breach or default, then the non-breaching or nondefaulting party may terminate this agreement, with immediate effect, upon written notice to the breaching or defaulting party.
3.	Termination upon Insolvency. This agreement will terminate immediately upon the Developer’s insolvency, bankruptcy, receivership, dissolution, or liquidation.
4.	Effect of Termination
1.	Termination for Customer’s Breach. In the event of termination of this agreement due to a material breach or default committed by the Customer,
2.	the assignment of rights to the Customer in this agreement will terminate, and
3.	Termination for any other Reason. In the event of termination of this agreement for any other reason,
4.	the Customer will continue to exercise all rights to the Software that it has acquired under this agreement,
5.	the Developer shall immediately deliver in the format specified by the Customer, to the Customer all Software, documentation, source code, and other Customer property in its possession relating to the Software and then destroy all copies in its possession or control.
6.	the Customer shall pay the Developer for all services rendered and work performed up to the effective date of termination, unless the Customer has terminated for cause, in which case it will only be required to pay fair value. The Developer shall provide the Customer with an invoice for its fees within 30 days of the effective date of the termination, and the Client shall pay the invoice within 15 days of receipt.
7.	the Developer will not develop for any client the same functional software system for a period of 10 years.

19.	General

1.	Entire Agreement. This agreement contains all the terms agreed to by the parties relating to its subject matter. It replaces all previous discussions, understandings, and agreements.
2.	Amendment. This agreement may only be amended by a written document signed by both parties.
3.	Assignment. The Developer may not assign this agreement or any of its rights under it. The Customer may assign this agreement or any of its rights without notice or the need for the Developer’s consent.
4.	Remedies Cumulative. The rights and remedies available to a party under this agreement are cumulative and in addition to, not exclusive of or in substitution for, any rights or remedies otherwise available to that party.
5.	Survival. Sections 13 (Confidentiality), 15 (Assignment of Rights), 16 (Indemnification), 17 (Limitation of Liability), and 18.4 (Effect of Termination), survive the termination or expiration of this agreement.
6.	Sever-ability. If any part of this agreement is declared unenforceable or invalid, the remainder will continue to be valid and enforceable.
7.	Waiver. A party’s failure or neglect to enforce any of rights under this agreement will not be deemed to be a waiver of that party’s rights.
8.	Governing Law. This agreement will be governed by and construed in accordance with the laws of the State of California, without regard to its conflict of laws rules.
9.	Waiver of Jury Trial. The parties waive their respective rights to trial by jury in any action or proceeding involving this agreement or the transactions relating to its subject matter.
10.	Headings. The headings used in this agreement and its division into articles, sections, schedules, and other subdivisions do not affect its interpretation.

This agreement has been signed by the parties. Teknowland, Inc.

Signed : /s/ Christopher Rego

Name : Christopher Rego

Title : CEO

Date :

Creative Learning Corporation

Signed : /s/ Bart Mitchell

Name : Bart Mitchell

Title : CEO

Date: 3/21/2020